SWING-N-SLIDE CORP.

                 10% Convertible Subordinated Debenture due 2004

   No.______________                                       $_________________

             Swing-N-Slide Corp., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of ______ Dollars on October 15, 2004, and to pay interest thereon from _____________,/1 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 15 and October 15, in each year, commencing ____________,/2 at the rate of 10% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1st and October 1st (whether or not a Business
   Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirement of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (i) at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and (ii) until October 15, 1999 interest on this Debenture may, at the option of the Company, be paid by the issuance of an additional debenture, in the form of this Debenture, in the principal amount of the interest so payable, dated the Interest Payment Date for such interest payment, with interest payable as provided herein with a stated maturity of principal and interest as provided in this Debenture and otherwise identical to this Debenture.

   ---------------
   /1  Insert the date of issuance.
   /2  Insert the first Interest Payment Date after the date of issuance.

             Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. The Indenture includes limitations on the right of the Holder to institute a proceeding, judicial or otherwise, with respect to the Indenture, for the appointment of a receiver or trustee, or for any other remedy under the Indenture.

             Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose./3

   ---------------
   /3 Insert disclosure language required, if any, under sections 1271 to 1275 of the Internal Revenue Code (or successor provisions of the Internal Revenue Code).


             IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

   Dated:

   [SEAL]                             SWING-N-SLIDE CORP.

                                      By:
   Attest:

             This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 10% Convertible Subordinated Debentures due 2004 (herein called the "Debentures"), limited in aggregate principal amount to $8,333,333 (plus any additional Debentures paid in lieu of cash interest as permitted herein), issued and to be issued under an Indenture, dated as of __________, 1996 (herein called the "Indenture"), between the Company and __________________________________ as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

             Subject to the provisions of the Indenture, the Holder hereof has the right, at his option, at any time prior to maturity or at least ten Business Days prior to a Redemption Date, to convert the principal amount of this Debenture (or any portion of the principal amount hereof which is $1.00 or an integral multiple of $1.00 into fully paid and nonassessable (except as otherwise provided by law) shares of Common Stock of the Company at the conversion rate of 1.0 shares of Common Stock for each $4.70 principal amount of Debentures, subject to such adjustment, if any, of the conversion rate and the securities or other property issuable upon conversion as may be required by the provisions of the Indenture, except that, in case this Debenture (or any portion hereof) shall be called for redemption before maturity, such right shall terminate at the close of business on the fifth Business Day prior to the Redemption Date for this Debenture (or such portion hereof), unless in any such case the Company shall default in payment due upon such redemption, but only upon surrender of this Debenture for the property of such conversion to the Company at the designated office or agency of the Company or any other office or agency designated by the Company for such purpose pursuant to the provisions of the Indenture, accompanied by written notice that the Holder elects to convert this Debenture or any portion hereof and specifying the name or names (with address or addresses) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or the Trustee) by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered Holder or his duly authorized legal representative and transfer tax stamps or funds therefor, if required, pursuant to the provisions of the Indenture and in case such surrender shall be made during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (unless this Debenture or the portion thereof being converted has been called for redemption on a Redemption Date during such period), also accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Debenture then being converted. Subject to the aforesaid requirement with respect to payment in the event of conversion after the close of business on a Regular Record Date, no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. No fractional shares are issuable upon any conversion, but in lieu thereof the Company shall pay therefor in cash as provided in the Indenture. Within fifteen (15) Business Days after receipt of any Debenture and an election to convert all or a portion of the principal amount of such Debenture pursuant to the terms of the Indenture, the Company will pay to the Holder any unpaid interest, accrued to the date of conversion of such Debenture, on the principal amount converted; provided that until October 15, 1999, such interest may, at the option of the Company, be paid by the issuance of an additional debenture as described in subclause (ii) on the face of this Debenture.

             The Debentures are subject to redemption upon not less than 45 or more than 60 days' notice by mail, at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Debentures, or one or more Predecessor Debentures of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

             In the event of redemption or conversion of this Debenture in part only, a new Debenture or Debentures for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

             The indebtedness evidenced by the Debentures is, to the extent and the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of any Senior Indebtedness of the Company or provision for such payment, whether outstanding at the date of the Indenture or thereafter incurred, and each Holder of this Debenture, by his acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate such subordination and appoints the Trustee his attorney-in-fact for any and all such purposes.

             If an Event of Default shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

             The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Trustee (including the waiver of compliance by the Company with the provisions of the Indenture and past defaults under the Indenture and their consequences) with the consent of the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

             No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency or with another debenture, herein prescribed or to convert this Debenture as provided in the Indenture.

             As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

             The Debentures are issuable only in registered form without coupons in denominations of $1.00 and any integral multiple thereof, as provided in the Indenture and subject to certain limitations and exceptions therein set forth. Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

             No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

             The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

             All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

             This is one of the Debentures referred to in the within-mentioned Indenture.

                                 ________________________________, as Trustee

                                 By:____________________________
                                      Authorized Signature